UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A-1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 9, 2008

Commission File Number 000-28638

THE FLOORING ZONE, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	20-0019425
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number.)

1245 Brickyard Road, Suite 590, Salt Lake City, Utah
(Address of principal executive offices)

84106
(Zip code)

(801) 433-2000
(Registrant’s Executive Office Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note to Amendment No. 1 to Current Report on Form 8-K

This Amendment No. 1 on Form 8-K/A amends the Current Report on Form 8-K filed by The Flooring Zone, Inc. (the “Company”) with the United States Securities and Exchange Commission on October 14, 2008 (the “Original Current Report”) by amending and superseding Item 4.01 set forth therein to clarify that on October 10, 2008 the board of directors of the Company dismissed Mantyla McReynolds LLC as the Company’s independent registered public accounting firm.

Exhibit 16.1 of Item 9.01 “Financial Statements and Exhibits” is also hereby revised to provide a new letter from Mantyla McReynolds in response to this Amendment No. 1.

This Amendment speaks only of the original filing date of the Original Current Report and, except for Items 4.01 and 9.01, is unchanged from the Original Current Report. This Amendment does not reflect events after the filing of the Original Current Report or modify or update those disclosures affected by subsequent events.

Item 4.01 Changes in Registrant’s Certifying Accountant

As noted above, Profire is considered the accounting acquirer for accounting purposes as a result of the closing of the Acquisition Agreement. On October 10, 2008 the board of directors of the Flooring Zone dismissed Mantyla McReynolds, LLC, the firm that had been serving as the independent registered public accounting firm of the Flooring Zone and engaged Child, Van Wagoner & Bradshaw, PLLC, the firm that has served as the independent registered public accounting firm of Profire.

The audit reports of Mantyla McReynolds LLC for the fiscal years ended December 31, 2007 and December 31, 2006 did not contain an adverse opinion, disclaimer of opinion or qualification or modification as to uncertainty, audit scope or accounting principles, except for a going concern paragraph expressing substantial doubt about the ability of the Company to continue as a going concern.

In connection with its audits for the past two fiscal years and review of unaudited financial statements through June 30, 2008 and through the date of dismissal there were no disagreements with Mantyla McReynolds LLC, on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which if not resolved to the satisfaction of Mantyla McReynolds LLC, would have caused them to make reference to the subject matter thereto in its reports on the financial statements for such years.

During the two most recent fiscal years and through October 10, 2008 there have been no reportable events (as defined in Regulation S-K, Item 304(a)(1)(v)).

The Company has provided Mantyla McReynolds, LLC with a copy of the foregoing disclosure and requested that Mantyla McReynolds, LLC provide the Company with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made by the Company in response to this Item. A copy of such letter, dated October 21, 2008, is filed as Exhibit 16.1 to this Current Report on Form 8-K.

On October 10, 2008, the board of directors engaged Child, Van Wagoner & Bradshaw, PLLC to serve as the Company’s independent registered public accounting firm. During the two most recent fiscal years and through October 10, 2008, the Company had not consulted with Child, Van Wagoner & Bradshaw, PLLC regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, and no written report or oral advice was provided to us by Child, Van Wagoner & Bradshaw, PLLC that was an important factor considered by our audit committee in reaching a decision as to an accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement (within the meaning of Instruction 4 of Item 304 of Regulations S-K), or a reportable event (as that term is defined in Item 304(a)(1)(v) of Regulation S-K.)

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of Business Being Acquired

Audited financial statements of Profire Combustion, Inc.*

(b) Pro Forma Financial Information

Not applicable

(c)	Pro Forma Financial Information - Shell Company Transaction

Unaudited condensed combined pro forma balance sheet at March 31, 2008*

Unaudited condensed combined pro forma statement of operations and comprehensive income for the years ended December 31, 2008 and March 31, 2008*

Unaudited condensed combined pro form balance sheet at June 30, 2008*

Unaudited condensed combined pro forma statement of operations and comprehensive income for the three months ended June 30, 2008*

(d) Exhibits

Exhibit 3.1	Bylaws of The Flooring Zone, Inc. (As Amended through October 8, 2008)*

Exhibit 10.1	Acquisition Agreement among The Flooring Zone, Inc. and Profire Combustion, Inc. and the Shareholders of Profire Combustion, Inc. dated September 30, 2008*

Exhibit 16.1	Letter of Mantyla McReynolds, LLC **

Exhibit 17.1	Resignation Letter of Joel Arline*

* Previously filed as an Exhibit to the Company’s Current Report on Form 8-K, filed with the Commission on October 14, 2008.

** Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE FLOORING ZONE, INC.

Dated: October 21, 2008	By:	/s/ Andrew Limpert
Andrew Limpert
Secretary

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